COMPENSATION AGREEMENT


BIRCH FINANCIAL, INC., a California Corporation whose registered office is 2100 E. Katella Avenue, Suite 265, Anaheim, CA 92806 hereafter referred to as THE COMPANY, and First Mutual Mortgage, 10681 Foothill Blvd., Suite 101, Rancho Cucamonga, CA 91730, hereafter referred to as FMM, in consideration of the mutual promises made herein, agree as follows:

                              TERM OF AGREEMENT

This agreement may be terminated by either party upon 30 days written notice.

                             EXCLUSIVE ENDORSEMENT

The Company through its affiliations with the California Landscape Contractors Association (CLCA) and the Nevada Landscape Association (NLA), will provide access and an exclusive endorsement, so long as this agreement remains in effect, to its membership clientele. The membership list remains the exclusive property of Golden Oak Cooperative Corporation.

                            SERVICES TO BE PROVIDED

FMM will arrange pre-qualification and financing in the form of construction loans, equity credit lines, refinances and purchases, other than business lines of credit and equipment financing, for its membership and their clients.

                                  COMPENSATION

FMM will pay the Company a referral fee upon the successful finding of each loan as follows:

      1.0% origination fee on all 2nd trust deed transactions.

      1.5% origination fee on all 2nd trust deed/sub-prime credit transactions.

      10 basis points of the loan amount on all 1st trust deed purchase and refinance transactions.

                                     REPORTS

FMM will provide the Company a pipeline report of transactions in process and a funding report of loans closed each month. A referral check will be paid to the Company by the 10th of the following month.


/s/ David N. Ross  E.V.P.  3/7/02  /s/ Efraim Donitz   President/CFO    3/6/02
-----------------  ------  ------  -----------------   -------------    ------
David N. Ross      Title   Date    Efraim Donitz       Title            Date
First Mutual                       Birch Financial,
Mortgage                           Inc.